UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Coronado Biosciences, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of 2014
Annual Meeting
and
Proxy Statement

24 New England Executive Park, Suite 105
Burlington, Massachusetts 01803

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 16, 2014

To the Stockholders of Coronado Biosciences, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Coronado Biosciences, Inc. (the “Company”) will be held on June 16, 2014 at the offices of Alston & Bird LLP, 90 Park Avenue, 15th Floor, New York, New York 10016 at 10:00 a.m. EDT. The meeting is called for the following purposes:

1.	To elect the seven directors named in the Proxy Statement to serve until the Company’s next annual meeting or until their successors have been elected and qualified;
2.	To hold an advisory vote on executive compensation;
3.	To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and
4.	To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice. The close of business on April 22, 2014 has been fixed as the record date for the determination of the Company’s stockholders entitled to notice of, and to vote at, the meeting. The Company’s stock transfer books will not be closed. A list of the stockholders entitled to vote at the meeting may be examined at the Company’s offices during the 10 day period preceding the meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials (including an electronic Proxy Card for the meeting) and our 2013 Annual Report (including our 2013 Annual Report on Form 10-K) to stockholders via the Internet. On or about April 30, 2014, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2013 Annual Report to Stockholders and how to vote. We believe that posting these materials on the Internet enables us to provide stockholders with the information that they need more quickly, while lowering the cost and environmental impact of printing and delivering annual meeting materials.

You are cordially invited to attend the meeting. Whether or not you expect to attend, the Board of Directors respectfully requests that you vote your shares in the manner described in the Proxy Statement. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the meeting.

By Order of the Board of Directors of Coronado Biosciences, Inc.,

/s/ Lindsay A. Rosenwald, M.D.

Lindsay A. Rosenwald, M.D.
Chairman of the Board of Directors, President and
Chief Executive Officer

Burlington, Massachusetts
Dated: April 30, 2014

CORONADO BIOSCIENCES, INC.

Proxy Statement
for the
Annual Meeting of Stockholders
To Be Held June 16, 2014

i

CORONADO BIOSCIENCES, INC.

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 16, 2014

Information Concerning Solicitation and Voting

This Proxy Statement is furnished to the holders of the Company’s common stock in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders to be held on June 16, 2014 at 10:00 a.m. EDT at the offices of Alston & Bird LLP, 90 Park Avenue, 15th Floor, New York, New York 10016, or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on April 22, 2014 are entitled to notice of and to vote at the meeting.

In accordance with the rules of the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials, including the Notice, this Proxy Statement, our 2013 Annual Report to Stockholders, including financial statements, and a Proxy Card for the meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on April 30, 2014. We mailed a Notice of Internet Availability of Proxy Materials on or about April 30, 2014 to our stockholders of record and beneficial owners as of April 22, 2014, the record date for the meeting. This Proxy Statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the Proxy Card or Voter Instruction Card that you will receive in response to your request.

Each holder of the Company’s common stock is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the meeting. Stockholder votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the meeting.

The Company bears the expense of soliciting proxies. Its directors, officers, or employees may also solicit proxies personally or by telephone, telegram, facsimile, or other means of communication. The Company does not intend to pay additional compensation for doing so. In addition, the Company might reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of the Company’s common stock, for their expenses in forwarding soliciting materials to those beneficial owners.

QUESTIONS AND ANSWERS ABOUT THE 2014 ANNUAL MEETING

Q:	Who may vote at the meeting?
A:	The Board of Directors set April 22, 2014 as the record date for the meeting. If you owned the Company’s common stock at the close of business on April 22, 2014, you may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of April 22, 2014, there were 44,305,054 shares of the Company’s common stock outstanding and entitled to vote at the meeting.
Q:	Why did I receive a one-page notice in the mail regarding the availability of proxy materials on the Internet instead of a full set of printed proxy materials?
A:	In accordance with rules of the Securities and Exchange Commission (“SEC”), the Company may provide stockholders access to its proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials to all of our stockholders as of the record date. The Notice of Internet Availability includes instructions on how to access the Company’s proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice of Internet Availability, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of stockholders on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials in paper form by mail or electronically by email will remain in effect until you revoke the election.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	If your shares are registered directly in your name with the Company’s transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, a stockholder of record. As a stockholder of record, you have the right to vote in person at the meeting. You will need to present a form of personal photo identification in order to be admitted to the 2014 Annual Meeting of Stockholders.

If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. In that case, the Notice of Internet Availability of Proxy Materials or proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instructions included in the Notice of Internet Availability or proxy materials.

Q:	What is the quorum requirement for the meeting?
A:	A majority of the Company’s outstanding shares of capital stock entitled to vote as of the record date must be present at the meeting in order for the Company to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you:
•	Are present and entitled to vote in person at the meeting; or
•	Properly submitted a Proxy Card or Voter Instruction Card.

If you are present in person or by proxy at the meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Each proposal listed in this Proxy Statement identifies the votes needed to approve or ratify the proposed action.

Q:	What proposals will be voted on at the meeting?
A:	The three proposals to be voted on at the meeting are as follows:
1.	To elect the seven directors named in the Proxy Statement to serve until the Company’s next annual meeting or until their successors have been elected and qualified;

2.	To hold an advisory vote on executive compensation; and
3.	To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The Company will also consider any other business that properly comes before the meeting. As of the record date, the Company is not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the Proxy Card or Voter Instruction Card will vote the shares they represent using their best judgment.

Q:	Can I access these proxy materials on the Internet?
A:	Yes. The Notice of Annual Meeting, Proxy Statement, and 2013 Annual Report to Stockholders (including the 2013 Annual Report on Form 10-K), are available for viewing, printing and downloading at www.proxyvote.com. Our Annual Report on Form 10-K for the year ended December 31, 2013 is also available under the Investors — SEC Filings — Annual Meeting Materials section of the Company’s website at www.coronadobiosciences.com and through the SEC’s EDGAR system at http://www.sec.gov. All materials will remain posted on www.proxyvote.com at least until the conclusion of the meeting.
Q:	How may I vote my shares in person at the meeting?
A:	If your shares are registered directly in your name with the Company’s transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. You will need to present a form of personal photo identification in order to be admitted to the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.
Q:	How can I vote my shares without attending the meeting?
A:	If your common stock is held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:
•	Via the Internet by accessing the proxy materials on the secured website www.proxyvote.com and following the voting instructions on that website;
•	Via telephone by calling toll free 1-800-690-6903 and following the recorded instructions; or
•	By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability and completing, dating, signing and returning the Proxy Card that you receive in response to your request.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 p.m., Eastern Time, on June 15, 2014. Of course, you can always come to the meeting and vote your shares in person. If you submit or return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors, as permitted by law.

Q:	How can I change my vote after submitting it?
A:	If you are a stockholder of record, you can revoke your proxy before your shares are voted at the meeting by:
•	Filing a written notice of revocation bearing a later date than the proxy with the Company’s corporate secretary either before the meeting, at 24 New England Executive Park, Suite 105, Burlington, Massachusetts 01803, or at the meeting, at the offices of Alston & Bird LLP, 90 Park Avenue, 15th Floor, New York, New York 10016;

•	Duly executing a later-dated proxy relating to the same shares and delivering it to the Company’s corporate secretary either before the meeting, at 24 New England Executive Park, Suite 105, Burlington, Massachusetts 01803, or at the meeting and before the taking of the vote, at the offices of Alston & Bird LLP, 90 Park Avenue, 15th Floor, New York, New York 10016;
•	Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy); or
•	If you voted by telephone or via the Internet, voting again by the same means prior to 11:59 p.m. EDT on June 15, 2014 (your latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other holder of record. You may also vote in person at the meeting if you obtain a legal proxy from them as described in the answer to a previous question.

Q:	Where can I find the voting results of the meeting?
A:	The Company will announce the preliminary voting results at the meeting. The Company will publish the results in a Form 8-K filed with the SEC within four business days of the meeting.
Q:	For how long can I access the proxy materials on the Internet?
A:	The Notice, Proxy Statement, 2013 Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2013 are also available, free of charge, in PDF and HTML format under the Investors — SEC Filings — Annual Meeting Materials section of the Company’s website at www.coronadobiosciences.com and will remain posted on this website at least until the conclusion of the meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The Board of Directors consists of seven members, each of whom serves until the next annual meeting or until his successor has been elected and qualified. If you are a stockholder of record, unless you mark your proxy card otherwise, the proxy holders will vote the proxies received by them for each of the nominees named below, each of whom is currently a director and each of whom has consented to be named in this Proxy Statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, your proxy will be voted for any nominee designated by the Board to fill the vacancy. The Company does not expect that any nominee will be unable or will decline to serve as a director. If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, your broker may not vote your shares on the election of directors. Therefore, it is important that you vote.

The Board of Directors unanimously recommends that stockholders vote FOR all the director nominees listed below.

The name of and certain information regarding each of the director nominees as of April 22, 2014 is set forth below. This information is based on data the nominees furnished the Company. There are no family relationships among the nominees or executive officers. The business address for each nominee for matters regarding the Company is 24 New England Executive Park, Suite 105, Burlington, Massachusetts 01803.

Name of Director Nominee	Age	Title	Director Since
Lindsay A. Rosenwald, M.D.	58	Chairman, President and Chief Executive Officer	October 2009
Eric K. Rowinsky, M.D.	57	Vice Chairman and Director	October 2010
David J. Barrett	38	Director	May 2011
Jimmie Harvey, Jr., M.D.	62	Director	December 2008
Malcolm Hoenlein	70	Director	February 2014
J. Jay Lobell	51	Director	June 2006
Michael S. Weiss	47	Director and Executive Vice Chairman, Strategic Development	December 2013

Lindsay A. Rosenwald, M.D. has served as a member of the Board of Directors since October 2009 and as Chairman, President and Chief Executive Officer of the Company since December 2013. Dr. Rosenwald is currently Co-Portfolio Manager and Partner of Opus Point Partners, LLC, an asset management firm in the life sciences industry, which he joined in 2009. Prior to that, from 1991 to 2008, he served as the Chairman of Paramount BioCapital, Inc. Over the last 23 years, Dr. Rosenwald has acted as a biotechnology entrepreneur and been instrumental in the founding and recapitalization of numerous public and private biotechnology and life sciences companies. Dr. Rosenwald received his B.S. in finance from Pennsylvania State University and his M.D. from Temple University School of Medicine. Based on Dr. Rosenwald’s biotechnology and pharmaceutical industry experience and in-depth understanding of the Company’s business, the Board of Directors believes that Dr. Rosenwald has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Eric K. Rowinsky, M.D. has served as Vice Chairman of the Board of Directors and a consultant to the Company since October 2010 and is responsible for overseeing the Company’s clinical development plan for acute myeloid leukemia and solid tumor malignancies. Dr. Rowinsky has served as Executive Vice President, Chief Medical Officer and Head of Research and Development of Stemline Therapeutics, Inc. since November 2011. Prior to joining Stemline, Dr. Rowinsky was co-founder and Chief Executive Officer of Primrose Therapeutics, Inc., a start-up biotechnology company, from June 2010 until its acquisition in September 2011. He also served as a drug development and regulatory strategy consultant to the ImClone-Lilly Oncology Business Unit and several other biopharmaceutical and life sciences companies from 2010 to 2011. From 2005 to 2009, Dr. Rowinsky was Executive Vice President and Chief Medical Officer of ImClone Systems, Inc., where he led the FDA approval of Erbitux® for head and neck and colorectal cancers and advanced eight other monoclonal antibodies through clinical development. From 1996 to 2004, Dr. Rowinsky held several positions at the Cancer Therapy and Research Center, including Director of the Institute of Drug Development, or IDD, and the SBC Endowed Chair for Early Drug Development at the IDD. From 1996 to 2006, he was a Clinical Professor of Medicine at the University of Texas Health Science Center at San Antonio. From 1988 to 1996, Dr. Rowinsky was an Associate Professor of Oncology at the Johns Hopkins University School of Medicine. He was a longstanding National Cancer Institute principal and co-principal investigator from 1990 to 2004, and was integrally involved in pivotal clinical and preclinical investigations that led to the development of numerous cancer therapeutics, including paclitaxel, docetaxel, topotecan, irinotecan, erlotinib, gefitinib, and temsirolimus among others. Dr. Rowinsky is currently an Adjunct Professor of Medicine at New York University School of Medicine and he sits on the board of directors of Biogen Idec Inc., a publicly traded biopharmaceutical and life sciences company. During the past five years, Dr. Rowinsky has also served as a director of ADVENTRX Pharmaceuticals, Inc. and Tapestry Pharmaceuticals, Inc., both life sciences companies. Dr. Rowinsky received his M.D. from Vanderbilt University School of Medicine. He completed his residency in internal medicine at the University of California, San Diego and completed his fellowship in medical oncology at Johns Hopkins Oncology Center. Dr. Rowinsky received his B.A. from New York University and his M.D. from Vanderbilt University School of Medicine. Based on Dr. Rowinsky’s service on boards of directors in the biotechnology and pharmaceutical industries and his extensive experience and background in oncology, the Board of Directors believes that Dr. Rowinsky has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

David J. Barrett has served as a member of the Board of Directors since May 2011. In July 2010, after transitioning from Neuro-Hitech, Inc., Mr. Barrett became the Chief Financial Officer of Ventrus Biosciences, Inc., a pharmaceutical company focused on the late-stage clinical development of gastrointestinal products. From April 2006 to September 2009, Mr. Barrett served as Chief Financial Officer of Neuro-Hitech, Inc., a company focused on developing, marketing, and distributing branded and generic pharmaceutical products. From September 2003 to April 2006, Mr. Barrett was the Chief Financial Officer/Vice President of Finance of Overture Asset Managers, LLC and Overture Financial Services LLC, which, at the time, were private start-up asset management firms that assembled investment products and platforms to distribute turnkey and unbundled investment solutions to financial intermediaries and institutional investors. From July 1999 to September 2003, Mr. Barrett was employed as a manager at Deloitte & Touche, LLP. Mr. Barrett received his B.S. in accounting and economics in May 1998 and his M.S. in accounting in May 1999 from the University of Florida. He is a certified public accountant. Based on Mr. Barrett’s management experience, particularly in areas of finance and investment management, the Board of Directors believes that Mr. Barrett has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Jimmie Harvey, Jr., M.D. has served as a member of the Board of Directors since December 2008. In 1984, Dr. Harvey founded Birmingham Hematology and Oncology Associates L.L.C. (now Alabama Oncology, L.L.C.), a private medical company located in Birmingham, Alabama. Dr. Harvey has experience in clinical trial execution and management and has recently been a principal investigator in two trials, one investigating a novel monoclonal antibody and the other a small molecule used to treat immunologic malignancies. Dr. Harvey holds a B.A. in chemistry from Emory University and received his M.D. from Emory University School of Medicine. Dr. Harvey completed his medical oncology training at the Vincent T. Lombardi Cancer Center at Georgetown University. Based on Dr. Harvey’s medical background, including his oncology expertise, the Board of Directors believes that Dr. Harvey has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Michael Hoenlein has served as a member of the Board of Directors since February 2014. Since 1986, Mr. Hoenlein has served as Chief Executive Officer and Executive Vice Chairman of the Conference of Presidents of Major American Jewish Organizations, the coordinating body on international and national concerns for 51 national American Jewish organizations. Previously, he served as the founding Executive Director of the Jewish Community Relations Council of Greater New York. Prior to that, he was the founding Executive Director of the Greater New York Conference on Soviet Jewry. A National Defense Fellow at the Near East Center of the University of Pennsylvania, Mr. Hoenlein taught International Relations in the Political Science Department and served as a Middle East specialist at the Foreign Policy Research Institute.

In addition, he served on the editorial staff of ORBIS, the Journal of International Affairs. He serves as a director of Eco-Fusion, LabStyle Innovations Corp., Powermat USA, and WellSense Technologies. Mr. Hoenlein has a B.A. in Political Science from Temple University and an M.A. in International Relations from the University of Pennsylvania, as well as an Hon. LL.D. from Touro College and an Hon. D.H.L. from Yeshiva University. Based on Mr. Hoenlein’s demonstrated sound business judgment, and leadership and management experience, the Board of Directors believes that Mr. Hoenlein has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

J. Jay Lobell has served as a member of the Board of Directors since June 2006. Mr. Lobell is president of Meridian Capital Group, LLC, a commercial real estate mortgage company, which he joined as a senior officer in January 2010. Mr. Lobell also is a founder of, and since December 2009 has served as Vice Chairman of, Beech Street Capital, LLC, a real estate lending company. Since January 2005, Mr. Lobell has served as President and Chief Operating Officer of Paramount Biosciences, LLC, or PBS, a private biotechnology investment and development company. In that capacity, he had substantial responsibility for the assembly and oversight of companies PBS founded and incubated, including the Company and Asphelia Pharmaceuticals, Inc. Mr. Lobell previously has served on the board of directors of NovaDel Pharma Inc., Innovive Pharmaceuticals, Inc., and Chem Rx Corporation, a private company. Mr. Lobell was a partner in the law firm Covington & Burling LLP from October 1996 through January 2005, where he advised companies and individuals as a member of the firm’s securities litigation and white collar defense practice group. Mr. Lobell received his B.A. (summa cum laude, Phi Beta Kappa) from the City University of New York and his J.D. from Yale Law School, where he was senior editor of the Yale Law Journal. Based on Mr. Lobell’s biotechnology, legal, and financial experience, as well as his in-depth understanding of drug commercialization and corporate governance, the Board of Directors believes that Mr. Lobell has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Michael S. Weiss has served as a member of the Board of Directors since December 2013. Mr. Weiss also served as Co-Vice Chairman of the Board from December 2013 until January 2014 and has served as Executive Vice Chairman, Strategic Development since February 2014. Mr. Weiss is currently Co-Portfolio Manager and Partner of Opus Point Partners, LLC, which he joined in 2009. He has also served as Executive Chairman, Interim Chief Executive Officer and President of TG Therapeutics, Inc. since 2011. From 2002 to 2009, Mr. Weiss was the Chairman and Chief Executive Officer of Keryx Biopharmaceuticals, Inc., where he helped the company acquire and develop its lead drug Zerenex as well as executed a $100MM+ strategic alliance for Zerenex with Japan Tobacco, Inc. and Torii Pharmaceutical Co., Ltd. Mr. Weiss served on the board of directors of National Holdings Corporation from 2011 to 2012. Mr. Weiss began his professional career as a lawyer with Cravath, Swaine & Moore LLP. He earned his J.D. from Columbia Law School and his B.S. in Finance from The University at Albany. Based on Mr. Weiss’s biotechnology and pharmaceutical industry experience, as well as his extensive management experience, the Board of Directors believes that Mr. Weiss has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Shareholders’ Agreement

On February 20, 2014, all of the members of the Company’s Board of Directors other than Mr. Hoenlein entered into a Shareholders’ Agreement pursuant to which they agreed that, until the end of the Company’s annual meeting held in calendar year 2016 and so long as Dr. Rosenwald and Mr. Weiss are on the proposed slate of directors to be nominated, they each will vote all of their shares of Company common stock in favor of electing to the Board those individuals, and only those individuals, who are proposed by the Board’s Nominating and Corporate Governance Committee. All seven directors up for election to the Board this year were proposed for election by the Board’s Nominating and Corporate Governance Committee.

Required Vote

The election of each director requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote that are present or represented at the meeting and voted in the election of directors. In accordance with Delaware law, abstentions will be counted for purposes of determining the presence or absence of a quorum, but broker non-votes will not. Abstentions and broker non-votes will not be counted for purposes of determining the number of shares represented and voted in the election and, accordingly, will not affect the election of directors.

CORPORATE GOVERNANCE MATTERS

Information about the Board

The Board of Directors currently comprises seven members, namely Chairman Dr. Rosenwald, Vice Chairman Dr. Rowinsky, Messrs. Barrett, Hoenlein, Lobell, and Weiss, and Dr. Harvey. During 2013, Bobby W. Sandage, Jr., Ph.D. served as a member of the Board and President of the Company until his resignation in April 2013, Harlan F. Weisman, M.D. served as Chairman and a member of the Board and Chief Executive Officer of the Company until his resignation in December 2013, Michael W. Rogers served as a member of the Board until his resignation in December 2013, and Michael S. Weiss served as Co-Vice Chairman of the Board from December 2013 until January 2014.

As Chairman of the Board of Directors, Dr. Rosenwald has authority to, among other things, call and preside over meetings of the Board, set meeting agendas, and determine materials to be distributed to the Board. Accordingly, Dr. Rosenwald has substantial ability to shape the work of the Board.

The Board of Directors believes that having Dr. Rosenwald, who is also the Company’s President and Chief Executive Officer, serve as Chairman is suitable for the Company at its present stage. Dr. Rosenwald possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company and its business, and is well positioned to develop agendas that ensure the Board’s time and attention are focused on critical matters. Furthermore, the Board believes that having its President and Chief Executive Officer serve as Chairman strengthens Dr. Rosenwald’s ability to develop and implement the Company’s growth strategy and respond efficiently to various situations.

The Board of Directors is aware of potential conflicts that might arise when an employee chairs a board of directors, but believes these potential conflicts are offset by the fact that a majority of the Board and each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee comprise independent directors pursuant to Rule 5605(a)(2) of the Nasdaq Stock Market listing rules. In addition, the Board believes Dr. Rosenwald’s combined role enables decisive leadership and ensures clear accountability.

Independence of Directors

The Board of Directors does not have a lead independent director, but the Company believes that its current leadership structure is appropriate, as a majority of the Board is composed of independent directors. In particular, four of the Company’s directors, Messrs. Barrett, Lobell and Hoenlein, and Dr. Harvey are independent directors as that term is defined under Rule 5605(a)(2) of the Nasdaq Stock Market listing rules. The Board has determined that all of the members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent in accordance with Rule 5605(a)(2) of the Nasdaq Stock Market listing rules. In addition, each member of the Audit Committee meets the independence requirements under Rule 5605(c)(2)(A) of the Nasdaq Stock Market listing rules and each member of the Compensation Committee meets the independence requirements under Rule 5605(d)(2)(A) of the Nasdaq Stock Market listing rules. The Board of Directors considers all of its members equally responsible and accountable for oversight and guidance of its activities.

Selection of Nominees for the Board of Directors

The Nominating and Corporate Governance Committee of the Board of Directors has the responsibility for establishing the qualifications for director candidates. The Committee does not have a formal policy on Board candidate qualifications. It may consider those factors it deems appropriate in evaluating director nominees made either by the Board or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, specialized knowledge or experience, and diversity. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily. In considering candidates for the Board, the directors evaluate the entirety of each candidate’s credentials and do not currently have any specific minimum qualifications that must be met. The directors will consider candidates from any reasonable source, including current Board members, stockholders, professional search firms, or other persons. The directors will not evaluate candidates differently based on who has made the recommendation.

In October 2013, the Board of Directors adopted Second Amended and Restated Bylaws (the “Bylaws”) that address how stockholders of record can nominate directors to the Board. Stockholders wishing to nominate a director must deliver written notice of the nomination to the Company’s corporate secretary not more than 75 days and not less than 45 days prior to the first anniversary of the date on which the Company mailed its proxy materials for the preceding year’s annual meeting of stockholders, provided that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. In addition, if the stockholder has timely provided the Company with a solicitation notice (an affirmative statement of the stockholder’s intent to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required to elect a director nominee), such stockholder must have delivered a proxy statement and form of proxy to such holders and have included the solicitation notice in such materials.

Stockholder notices must set forth information including the following: (a) the name, age, business address, residence and ownership of our stock of any director nominee and all information relating to the director nominee that is required to be disclosed in solicitations of proxies for elections of directors; (b) any material interest in the director nomination of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate; (c) as to the stockholder or any Stockholder Associated Person, their holdings of our stock and whether the stockholder has entered into transactions to manage risk with respect to such stock; (d) as to the stockholder giving notice and any Stockholder Associated Person, the name and address of such stockholder, as they appear on our stock ledger, and current name and address, if different, and of such Stockholder Associated Person; and (e) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election as a director. The Bylaws define “Stockholder Associated Person” as (a) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of our shares of stock owned of record or beneficially by such stockholder and (c) any person controlling, controlled by or under common control with such Stockholder Associated Person. The Nominating and Corporate Governance Committee will evaluate a nominee recommended by a stockholder in the same manner in which the Committee evaluates nominees recommended by other persons as well as its own nominee recommendations.

Board Committees

The Audit Committee comprises Chairman Mr. Barrett, Dr. Harvey, and Mr. Lobell. The functions of the Audit Committee include, among other things:

•	evaluating the performance, independence, qualifications, and compensation of the Company’s independent auditors and determining whether to retain its existing independent auditors or engage new independent auditors;
•	reviewing and approving the engagement of the Company’s independent auditors to perform audit services and any permissible non-audit services;
•	reviewing the Company’s annual and quarterly financial statements and reports and discussing the statements and reports with its independent auditors and management;
•	reviewing with the Company’s independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy, and effectiveness of its financial controls;
•	establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding financial controls, accounting or auditing matters, and other matters;
•	preparing the report that the SEC will require in the Company’s annual proxy statement;
•	reviewing and providing oversight with respect to any related-party transactions and monitoring compliance with the Company’s Code of Ethics;

•	reviewing the Company’s investment policy on a periodic basis; and
•	reviewing and evaluating, at least annually, the performance of the Audit Committee, including compliance of the Audit Committee with its charter.

The Board of Directors has determined that each member of the Audit Committee meets the financial literacy requirements under the applicable Nasdaq Stock Market listing rules and that Mr. Barrett’s employment experience qualifies him as an audit committee financial expert within the meaning of SEC rules and regulations.

The Compensation Committee comprises Chairman Mr. Lobell, Mr. Barrett, and Dr. Harvey. The functions of the Compensation Committee include, among other things:

•	reviewing the Company’s corporate goals and objectives relevant to its executives’ compensation, evaluating the executives’ performance in light of such goals and objectives and determining, either as a committee or together with the other independent directors, executive compensation levels based on such evaluations;
•	reviewing and making recommendations to the Board of Directors with respect to non-executive officer compensation and independent director compensation;
•	administering the Company’s incentive compensation and equity-based plans;
•	reviewing the Company’s Compensation Discussion and Analysis and preparing the report that the SEC will require in the Company’s annual proxy statement and/or Form 10-K;
•	reviewing and evaluating, at least annually, the performance of the Compensation Committee, and the adequacy of its charter;
•	reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, and reviewing and discussing, at least annually, the relationship between risk management policies, practices, and compensation, and evaluating compensation policies and practices that could mitigate any such risk; and
•	reviewing and making recommendations to the Board of Directors with respect to the frequency with which future advisory votes on executive compensation should be held.

The Compensation Committee has the authority to delegate its responsibilities to subcommittees as it deems appropriate in its sole discretion.

The Nominating and Corporate Governance Committee comprises Chairman Mr. Lobell and Messrs. Barrett and Hoenlein. The functions of the Nominating and Corporate Governance Committee include, among other things:

•	making recommendations to the Board of Directors regarding the size and composition of the Board;
•	developing minimum qualifications for director candidates and evaluating such candidates in such a manner as the Nominating and Corporate Governance Committee deems appropriate;
•	except where otherwise required, selecting candidates for election to the Board and to fill any vacancies on the Board, such selected candidates to then be voted by the Board;
•	establishing procedures for the nomination process;
•	establishing and administering a periodic assessment procedure relating to the performance of the Board as a whole and its individual members; and
•	making recommendations to the Board regarding corporate governance matters and practices, including formulating and periodically reviewing corporate governance guidelines to be adopted by the Board.

Each of the above-referenced committees operates pursuant to a formal written charter. The charters for each committee, which have been adopted by the Board of Directors, contain a detailed description of the respective committee’s duties and responsibilities and are available under the Investors — Governance — Governance Documents section of the Company’s website at www.coronadobiosciences.com.

In February 2014, the Board of Directors formed a Strategic Transaction Committee to oversee and provide advice on the in-licensing of certain technologies and the monetization of certain Company technologies. The Strategic Transaction Committee consists of Chairman Mr. Lobell, Mr. Barrett, and Drs. Harvey and Rowinsky.

Risk Oversight

The Board of Directors is responsible for the Company’s risk oversight and has delegated that role to the Audit Committee. The Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board. The Audit Committee receives reports from management at least quarterly regarding its assessment of risks. In addition, the Audit Committee reports regularly to the full Board, which also considers the Company’s risk profile. The Audit Committee and the full Board focus on the most significant risks the Company faces and its general risk management strategies. While the Board oversees the Company’s risk management, management is responsible for day-to-day risk management processes. The Board expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities, and to effectively implement risk management strategies adopted by the Audit Committee and the Board. The Company believes this division of responsibilities is the most effective approach for addressing the risks the Company faces and that the Board leadership structure, which also emphasizes the independence of the Board in its oversight of its business and affairs, supports this approach.

Information Regarding Meetings of the Board and Committees

During 2013, the Board of Directors held 14 meetings, and its committees, the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Strategic Transaction Committee collectively held 11 meetings. All of the Company’s incumbent directors attended at least 75% of the aggregate of all meetings of the Board and the committees on which he served during 2013. The following table sets forth each incumbent director’s membership in each committee of the Board as of April 22, 2014 and summarizes changes in membership in the committees of the Board during 2013 and up to and including April 22, 2014.

Name	Audit(3)	Compensation(4)	Nominating and Corporate Governance(5)	Strategic Transaction(6)
Lindsay A. Rosenwald, M.D.
Eric K. Rowinsky, M.D.				X
David J. Barrett	Chair	X	X	X
Jimmie Harvey, Jr., M.D.	X	X		X
Malcolm Hoenlein(1)			X
J. Jay Lobell	X	Chair	Chair	Chair
Michael S. Weiss(2)
Total Number of Meetings held in 2013	7	3	1	0

(1)	Mr. Hoenlein was appointed to the Board in February 2014.
(2)	Mr. Weiss was appointed to the Board in December 2013.
(3)	Former director Mr. Rogers served as Chairman of the Audit Committee until his resignation in December 2013. Mr. Weiss was appointed a member of the Audit Committee in connection with the resignation of Mr. Rogers and served as a member of the Audit Committee from January 2014 to February 2014. Mr. Weiss resigned from the Audit Committee in February 2014 in connection with his appointment to Executive Vice Chairman, Strategic Development, and Dr. Harvey was appointed a member of the Audit Committee at the time of Mr. Weiss’s resignation.

(4)	Former director Mr. Rogers served as Chairman of the Compensation Committee until his resignation in December 2013. Dr. Rosenwald served as a member of the Compensation Committee until his appointment to Chairman of the Board of Directors, President and Chief Executive Officer in December 2013. Mr. Lobell was appointed a member and Chairman and Mr. Barrett was appointed a member of the Compensation Committee in December 2013.
(5)	Dr. Rosenwald served as a member of the Nominating and Corporate Governance Committee until his appointment to Chairman of the Board of Directors, President and Chief Executive Officer in December 2013. Mr. Hoenlein was appointed to the Nominating and Corporate Governance Committee in February 2014.
(6)	The Strategic Transaction Committee was formed in February 2014.

Each member of the Board of Directors is expected to participate, either in person or via teleconference, in meetings of the Board and meetings of committees of which each such director is a member, and to spend the time necessary to properly discharge such director’s respective duties and responsibilities. While the Company does not have a written policy regarding directors’ attendance at annual meetings of stockholders, it strongly encourages all directors to attend. All persons who served as directors of the Company’s Board of Directors at the time of the 2013 Annual Meeting of Stockholders attended such meeting.

Code of Ethics

The Board of Directors adopted a Code of Ethics that applies to all directors, officers, and employees. The Code of Ethics is available under the Investors — Governance — Governance Documents section of the Company’s website at www.coronadobiosciences.com. A copy of the Company’s Code of Ethics will also be provided to any person, without charge, upon written request sent to the Company at its offices located at 24 New England Executive Park, Suite 105, Burlington, Massachusetts 01803.

Communications with the Board

Stockholders can mail communications to the Board of Directors, c/o Coronado Biosciences, Inc., 24 New England Executive Park, Suite 105, Burlington, Massachusetts 01803, who will forward the correspondence to each addressee.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2013 Annual Meeting of Stockholders, in accordance with the Board of Directors’ recommendation, the holders of approximately 81% of our outstanding stock voting voted for our Say-on-Pay proposal and the holders of approximately 65% of our outstanding stock voting endorsed an annual Say-on-Pay vote.

As part of its commitment to our stockholders, the Board of Directors is submitting a Say-on-Pay proposal for stockholder consideration again this year and has decided to hold an annual advisory stockholder vote on executive compensation at least until the next Say-on-Pay frequency vote.

Executive compensation is an important matter for stockholders. The core of the Company’s executive compensation philosophy and practice continues to be to pay-for-performance. The Company’s executive officers are compensated in a manner consistent with the Company’s strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. The Company believes its compensation program is strongly aligned with the long-term interests of the Company’s stockholders. Compensation of the Company’s executive officers is designed to enable the Company to attract and retain talented and experienced senior executives to lead the Company successfully in a competitive environment.

The compensation of the named executive officers is described on pages 19 – 34 of this Proxy Statement, which includes the Compensation Discussion and Analysis, or CD&A. The CD&A provides additional details on executive compensation, including the Company’s compensation philosophy and objectives, and the fiscal 2013 compensation of the named executive officers.

The Company is asking stockholders to vote on the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table for fiscal year 2013, and the other related tables and disclosures).”

As indicated above, the stockholder vote on this resolution will not be binding on the Company or the Board of Directors, and will not be construed as overruling any decision by the Company or by the Board. The vote will not be construed to create or imply any change to the Company’s fiduciary duties or those of the Board, or to create or imply any additional fiduciary duties for the Company or the Board.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote that are present or represented at the meeting and voted is required to approve, on an advisory basis, the compensation of the Company’s named executive officers. In accordance with Delaware law, abstentions will be counted for purposes of determining the presence or absence of a quorum, but broker non-votes will not. Abstentions and broker non-votes will not be counted for purposes of determining the number of shares represented and voted in the meeting and, accordingly, will not affect the outcome of the Say-on-Pay vote.

The Board of Directors unanimously recommends stockholders vote, on an advisory basis, FOR the Company’s 2013 executive compensation.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Board of Directors, including the Audit Committee, has selected EisnerAmper LLP as our independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2014, and recommends that stockholders vote for the ratification of such appointment. Notwithstanding the selection, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it believes that doing so would be in the Company’s best interests and the best interests of its stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider, but might not change, its selection.

On April 2, 2014, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm. Both the Company’s Audit Committee and its Board of Directors participated in and approved this decision. That same day, the Company’s Audit Committee and its Board approved the engagement of EisnerAmper LLP as its new independent registered public accounting firm. During the Company’s fiscal years ended December 31, 2013 and 2012 and through April 2, 2014, the Company did not consult with EisnerAmper regarding any matters described in Items 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-K.

The reports of PwC on the consolidated financial statements of the Company for the fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2013 and 2012, and through to April 2, 2014, the Company did not have any disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such time periods.

During the Company’s fiscal years ended December 31, 2013 and 2012, and through April 2, 2014, no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K occurred.

PwC has indicated to the Company that it concurs with the foregoing statements contained above as they relate to PwC and has furnished a letter to the Securities and Exchange Commission to this effect. A copy of the letter from PwC is attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2014.

Representatives of EisnerAmper LLP, but not PwC, are expected to be present at the 2014 Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Required Vote

Approval of the ratification of the appointment of Eisner Amper LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote that are present or represented and voted at the meeting. Abstentions will be counted for purposes of determining the number of shares represented and voted at the meeting and, accordingly, will affect the outcome of this proposal.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. As set forth in the Audit Committee’s charter, Company management is responsible for the preparation, presentation, and integrity of the financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

In the performance of this oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2013 with management. The Audit Committee has also reviewed and discussed with PwC, the Company’s independent registered public accounting firm in 2013 and through to April 2, 2014, the audited financial statements, the audit of the Company’s internal control over financial reporting, and the matters required to be discussed by Auditing Standard No.16, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has received the written disclosures and the letter from PwC required by the Public Company Accounting Oversight Board’s Rule 3256, Communication with Audit Committees Concerning Independence, and has discussed with PwC its independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s consideration and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based upon the reports, reviews, and discussions, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 14, 2014.

Summary of Fees

The Audit Committee has adopted policies and practices relating to the approval of all audit and non-audit services that are to be performed by the Company’s registered public accounting firm. This policy generally provides that the Company will not engage the registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its registered public accounting firm during the next 12 months. Any pre-approval is detailed as to the particular service or type of services to be provided and is subject to a maximum dollar amount.

The following table summarizes the aggregate fees PwC billed the Company for professional services rendered to the Company in 2012 and 2013. A description of these various fees and services are in the footnotes to the table.

	Years Ended December 31,
	2012	2013
Audit Fees(1)	$548,000	$513,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	18,300	—
All Other Fees(4)	1,800	2,800
Total	$568,100	$515,800

(1)	Audit Fees — This category includes the audit of the Company’s annual financial statements, review of financial statements included in its Quarterly Reports on Form 10-Q, and services that are normally provided by independent auditors in connection with the engagement for fiscal years. The decrease in audit fees from 2012 to 2013 is primarily due to fewer filings associated with Company transactions in 2013.
(2)	Audit-Related Fees — This category consists of fees reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported as “Audit Fees.”
(3)	Tax Fees — This category consists of tax compliance, tax advice, and tax planning work.
(4)	All Other Fees — This category consists of fees for other miscellaneous items, which in 2012 consisted of a license for accounting compliance software and in 2013 consisted of two licenses for accounting compliance software.

The Audit Committee has considered whether and determined that the provision of the non-audit services rendered to the Company during 2012 and 2013 was compatible with maintaining the independence of PwC.

THE AUDIT COMMITTEE

David J. Barrett, Chairman
Jimmie Harvey, Jr., M.D.
J. Jay Lobell

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of April 22, 2014 unless otherwise noted below for the following:

•	each person or entity known to own beneficially more than 5% of the Company’s outstanding common stock as of the date indicated in the corresponding footnote;
•	each of the named executive officers named in the Summary Compensation table;
•	each director nominee; and
•	all director nominees and executive officers as a group.

Applicable percentage ownership is based on 44,305,054 shares of the Company’s common stock outstanding as of April 22, 2014 unless otherwise noted below, together with applicable options for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common stock subject to options currently exercisable, or exercisable within 60 days after April 22, 2014, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o Coronado Biosciences, Inc., 24 New England Executive Park, Suite 105, Burlington, Massachusetts 01803.

Name and Address of Beneficial Owner	Shares Owned		Shares Under Exercisable Options(1)	Total Shares Beneficially Owned	Percentage Beneficially Owned
Lindsay A. Rosenwald, M.D.	5,554,191	(2)	40,000	5,594,191	12.62%
Harlan F. Weisman, M.D.	30,000		578,864	608,864	1.36%
Bobby W. Sandage, Jr., Ph.D.	22,311		—	22,311	*
Lucy Lu, M.D.	25,631		150,000	175,631	*
George C. Avgerinos, Ph.D.	8,000		66,667	74,667	*
Kevin Horgan, M.D.	—		—	—	—
Noah D. Beerman	15,000		—	15,000	*
Eric K. Rowinsky, M.D.	50,000		203,490	253,490	*
Jimmie Harvey, Jr., M.D.	50,000		40,000	90,000	*
David J. Barrett	50,000		40,000	90,000	*
J. Jay Lobell	386,000		40,000	426,000	*
Malcolm Hoenlein	30,000		—	30,000	*
Michael S. Weiss	5,938,038		—	5,938,038	13.40%
All current executive officers and directors as a group (9 persons)	12,091,860		580,157	12,672,017	28.23%

*	Less than 1%.
(1)	Includes only options exercisable within 60 days of April 22, 2014.
(2)	Includes 4,640,347 shares of which are held directly by Dr. Rosenwald, 170,983 shares of which are held by Capretti Grandi, LLC, and 742,861 shares of which are held by Paramount Biosciences, LLC (“PBS”). Dr. Rosenwald has voting and dispositive control over the shares held by Capretti Grandi, LLC and PBS. Does not include (i) 453,822 shares of common stock held by the LAR Family Trusts, (ii) 11,047 shares of common stock underlying warrants held by the LAR Family Trusts, or (iii) 1,000,000 shares of common stock held by state trusts established for the benefit of Dr. Rosenwald’s family, over which Dr. Rosenwald does not have any voting or dispositive control.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities. These executive officers, directors, and greater than 10% beneficial owners, are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons. Based solely upon the Company’s review of such forms furnished to it, the Company believes that during the fiscal year ended 2013 and through to April 22, 2014, all of its executive officers, directors, and every person who is directly or indirectly the beneficial owner of more than 10% of any class of the Company’s securities, complied with the filing requirements of Section 16(a) of the Exchange Act except for the following: (a) Lucy Lu, its Executive Vice President and Chief Financial Officer, filed a Form 4 on January 7, 2014 reporting the purchase on December 4, 2013 of 1,107 shares of the Company’s common stock under its 2012 Employee Stock Purchase Plan; and (b) J. Jay Lobell, a member of the Company’s Board of Directors, filed a Form 4 on February 11, 2013 reporting the disbursement of a warrant by Paramount Credit Partners, LLC on October 25, 2011, and a Form 4 on January 17, 2014 reporting the Company’s grant to him on December 19, 2013 of an option to purchase 30,000 shares of its common stock.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Committee Report

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis (“CD&A”) with Company management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

J. Jay Lobell, Chair
David J. Barrett
Jimmie Harvey, Jr., M.D.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee is responsible for creating and reviewing the compensation of the Company’s executive officers, as well as overseeing the Company’s compensation and benefit plans and policies and administering the Company’s equity incentive plans. This CD&A explains the Company’s compensation philosophy, policies, and practices, focusing primarily on the compensation of our named executive officers as follows:

•	Lindsay A. Rosenwald, M.D., Chairman of our Board of Directors, President, and Chief Executive Officer;
•	Harlan F. Weisman, M.D., former Chairman of our Board of Directors and Chief Executive Officer;
•	Bobby W. Sandage, Jr. Ph.D., former President;
•	Lucy Lu, M.D., Executive Vice President and Chief Financial Officer;
•	George Avgerinos, Ph.D., Senior Vice President, Biologics Operation;
•	Noah D. Beerman, former Executive Vice President and Chief Operating Officer; and
•	Kevin Horgan, M.D., former Chief Medical Officer.

Compensation Philosophy

The Company believes in providing a competitive total compensation package to its executive management team through a combination of base salary, discretionary bonuses, equity grants, severance and change in control benefits, and broad-based benefits programs. The executive compensation programs are designed to achieve the following objectives:

•	reward performance;
•	attract, motivate, and retain executives of outstanding ability and potential; and
•	ensure that executive compensation is meaningfully related to the creation of stockholder value.

The Board of Directors believes that the Company’s executive compensation programs should include short- and long-term components, including cash and equity-based compensation, and should reward consistent performance that meets or exceeds expectations. The Board evaluates both performance and compensation to make sure that the compensation provided to executives remains competitive relative to compensation paid by companies of similar size and stage of development operating in the life sciences industry, taking into account the Company’s relative performance and its own strategic objectives.

Setting Executive Compensation

The Company has historically conducted a review of the aggregate level of its executive compensation, as well as the mix of elements used to compensate its executive officers. The Company has based this review primarily on the experience of the members of the Board of Directors, many of whom sit on the boards of directors of numerous companies in the life sciences and healthcare fields. Last year, the Company also conducted a stockholder advisory vote on the compensation of its named executive officers and was pleased that, at that time, the holders of approximately 81% of its outstanding common stock voting on the matter voted in favor of the compensation of its named executive officers as disclosed in the proxy materials for the 2013 Annual Meeting of Stockholders.

The Company remains committed to its pay-for-performance compensation principles. In August 2013, pursuant to its written charter, the Compensation Committee engaged Radford, an independent national compensation consulting firm, to provide advice and information relating to executive and director compensation. Radford was to report to the Compensation Committee and provide no services to management. Radford produced preliminary reports for the Compensation Committee’s review late in the third quarter of 2013. However, shortly thereafter, the Company announced that its Phase 2 clinical trial evaluating Trichuris suis ova (“TSO”) in patients with Crohn’s disease failed to meet its primary endpoint of improving response.

Consistent with its emphasis on performance and in an effort to realign the organization to work more efficiently given these disappointing results and conserve cash, the Company terminated several senior level executives in 2013 and early 2014. In light of these management changes, the Radford report became less relevant.

While the Compensation Committee may continue to use a compensation consultant in the future and possibly take into account publicly available data relating to the compensation practices and policies of other companies within and outside our industry, we expect that in the near term, members of the Compensation Committee will continue to apply their subjective discretion to make compensation decisions. As such, the Compensation Committee has not yet determined to benchmark executive compensation against any particular group of companies or use a formula to set executive compensation in relation to such survey data.

Elements of Executive Compensation

The compensation program for the Company’s executive officers consists principally of three components:

•	base salary;
•	annual discretionary bonuses; and
•	long-term compensation in the form of equity-based awards.

Base Salary

Salary is one of the few fixed-pay components in our executive compensation program. Base salaries for the Company’s executives are initially established through arm’s-length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience, prior salary, the scope of his or her responsibilities, and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually, typically in connection with the annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. In making decisions regarding salary increases, the Company may also draw upon the experience of members of the Board of Directors who serve as directors of other companies. The Board has not previously applied specific formulas to determine increases, although it has generally awarded increases as a percentage of an executive officer’s then-current base salary. This strategy is consistent with the Company’s intent of offering base salaries that are cost-effective while remaining competitive.

In 2014, the Company’s Compensation Committee balanced these considerations regarding base salary with the Company’s desire to conserve cash given the disappointing Phase 2 data for TSO in Crohn’s disease. Therefore, it determined not to increase the salary of those named executive officers that remained with the Company in 2014, namely Drs. Rosenwald, Lu, and Avgerinos, but to still consider these individuals for an annual discretionary bonus.

Annual Discretionary Bonuses

In addition to the payment of base salaries, the Company believes that discretionary bonuses can play an important role in providing appropriate incentives to its executives to achieve the Company’s strategic objectives. As part of the annual performance reviews, the Compensation Committee reviews and analyzes each executive officer’s overall performance against such executive’s goals as approved by the Compensation Committee. Dr. Rosenwald is eligible for a discretionary bonus every year based on his achievement of performance goals and objectives to be determined by the Board of Directors. Drs. Lu and Avgerinos are each eligible for a maximum discretionary bonus of 40% of their salaries pursuant to the terms of their employment agreements. Dr. Lu is also eligible for additional discretionary bonuses of $46,875, $93,750, $187,500, and $375,000 based on the achievement of milestones tied to reaching a market capitalization of $125 million, $250 million, $500 million, and $1 billion, respectively. In 2013, the first and second additional bonuses were earned and paid to Dr. Lu in the aggregate amount of $140,625.

Following 2013, the Compensation Committee reviewed the annual performance in 2013 of Drs. Rosenwald, Lu and Avgerinos, each eligible for a discretionary bonus. The Compensation Committee reviewed 2013 performance targets, which included completing the Phase 2 clinical trial of TSO in patients with Crohn’s disease and executing multiple at-the-market offerings, the circumstances surrounding such targets, and the Company’s overall performance in 2013. After detailed discussion, the Compensation Committee approved that 2013 executive bonuses be paid at 75% of the full bonus amount and approved bonuses to Dr. Lu in the amount of $92,363, given her successful management of multiple at-the-market offerings in 2013, and to Dr. Avgerinos in the amount of $57,750 (pro-rated to reflect his start date), given his implementation of a manufacturing strategy for the Company for TSO. Due to Dr. Rosenwald’s short time with the Company in 2013, he was not awarded a discretionary bonus.

Prior to his resignation, Dr. Weisman was eligible for an annual bonus. Pursuant to the terms of his employment agreement, the amount of bonus to be paid was based on Dr. Weisman’s attainment of certain financial, clinical development, and/or business milestones to be established and agreed to annually by the Compensation Committee and Dr. Weisman. In connection with Dr. Weisman’s separation from the Company, the Company and Dr. Weisman entered into a Confidential Separation and Release Agreement dated December 22, 2013, pursuant to which Dr. Weisman was granted his annual bonus for 2013 in the amount of $300,000, which was paid in March 2014.

Prior to his resignation, Dr. Sandage was eligible for a discretionary bonus, which the Company determined to be $140,000 for 2011 performance. The Company paid this bonus in cash to Dr. Sandage in 2012. On December 28, 2012, in connection with the amendment of Dr. Sandage’s Employment Agreement, the Board of Directors approved the payment to Dr. Sandage of his 2012 performance bonus of $200,000 as well as a retention bonus of $100,000. Dr. Sandage forfeited the retention bonus of $100,000 upon his resignation in April 2013. Dr. Sandage was also eligible for additional bonuses of $137,500, $125,000, $250,000, and $500,000 based on the achievement of milestones tied to reaching a market capitalization of $125 million, $250 million, $500 million, and $1 billion, respectively. In 2013, the first and second additional bonuses were earned and paid to Dr. Sandage in the aggregate amount of $262,500.

Prior to his termination, Mr. Beerman was eligible for a discretionary bonus, which the Company determined to be $36,000 for 2011 performance and $132,840 for 2012 performance. The Company paid these bonuses in cash to Mr. Beerman in 2012 and 2013, respectively. In connection with Mr. Beerman’s termination, the Company and Mr. Beerman entered into a Confidential Separation and Release Agreement dated November 22, 2013, pursuant to which Mr. Beerman was not paid an annual bonus for 2013. Mr. Beerman was also eligible for additional discretionary bonuses of $46,875, $93,750, $187,500, and $375,000 based on the achievement of milestones tied to reaching a market capitalization of $125 million, $250 million, $500 million, and $1 billion, respectively. In 2013, the first and second additional bonuses were earned and paid to Mr. Beerman in the aggregate amount of $140,625.

Prior to his separation from the Company, Dr. Horgan was eligible for a discretionary bonus. In connection with his separation from the Company, Dr. Horgan entered into a Release Agreement dated January 28, 2014, pursuant to which Dr. Horgan was not paid an annual bonus for 2013.

Long-Term Incentive Compensation

The Company believes that by providing its executives the opportunity to increase their ownership of Company stock, the interests of its executives will be more closely aligned with the best interests of the Company’s stockholders and it will encourage long-term performance. The stock awards enable the executive officers to participate in the appreciation of the value of the Company’s stock, while personally participating in the risks of business setbacks. At the 2013 Annual Meeting of Stockholders of the Company, stockholders approved the Coronado Biosciences, Inc. 2013 Stock Incentive Plan, or the 2013 Plan. While the Company has not adopted stock ownership guidelines, the Coronado Biosciences, Inc. 2007 Stock Incentive Plan, or the 2007 Plan, and the 2013 Plan have provided executive officers a means to acquire equity or equity-linked interests in the Company. The Company does not have any program, plan, or obligation that requires it to grant equity compensation on specified dates. Under the 2007 Plan and 2013 Plan, authority to make equity grants to executive officers rests with the Board of Directors, which considers the recommendations of the Chairman, President and the Chief Executive Officer for officers other than himself, and will in the future take into account the recommendation of the Compensation Committee.

To date, the Company granted equity awards primarily through its 2007 Plan, which was adopted by the Board of Directors and approved by the Company’s stockholders to permit the grant of stock options, stock bonuses, and restricted stock to the Company’s officers, directors, employees, and consultants. As of the record date, no shares remain available for issuance under the 2007 Plan, and the Company will grant future equity awards to its executives primarily through its 2013 Plan, which was adopted by the Board of Directors and approved by the Company’s stockholders to permit the grant of stock options, stock bonuses, and restricted stock to the Company’s officers, directors, employees, and consultants.

The Company has traditionally awarded stock options to the executive officers as incentives. However, in 2013, the Company decided to award Dr. Rosenwald shares of restricted stock instead of options. The Company believes that awards of restricted stock have clearer and less onerous accounting implications than options. In addition, because the grants have some value even if the Company’s stock price decreases, the Company can grant fewer shares, resulting in less potential dilution to stockholders. Finally, the Company believes that granting stock supports the culture of ownership at the Company and is an important element in maintaining strong employee morale and retention.

Dr. Rosenwald was granted 1,979,346 shares of restricted common stock of the Company under its equity plans in connection with the commencement of his employment in December 2013 pursuant to the terms of a Restricted Stock Issuance Agreement between the Company and Dr. Rosenwald dated December 19, 2013. One third of the shares granted to Dr. Rosenwald will vest when the Company achieves market capitalization of two, three, and four times the market capitalization at the time of the grant of restricted shares, but in no event earlier than three, four, and five years following the date of grant, respectively. This grant was determined as part of the negotiation of Dr. Rosenwald’s employment package and was approved by the Board of Directors. The Board considered data about equity compensation by other relevant companies, the benefit of restricted stock as compared to options, the number of shares requested by Dr. Rosenwald, and the equity ownership of other members of the Company’s management team.

Dr. Lu was awarded an option to purchase 225,000 shares of the Company’s common stock under the 2007 Plan and Dr. Avgerinos was awarded an option to purchase 200,000 shares of the Company’s common stock under the 2013 Plan, each in connection with the commencement of their employment in February 2012 and June 2013, respectively. The number of shares for these awards was determined as part of the negotiation of their overall employment packages and was approved by the Board of Directors. In approving the number of shares, the Board considered the number of shares requested by Drs. Lu and Avgerinos and the equity ownership of other members of the Company’s management team.

Prior to his separation from the Company, Dr. Weisman was awarded an option in August 2012 to purchase 25,000 shares of the Company’s common stock under the 2007 Plan, in connection with his appointment to the Board of Directors, and in January 2013 was awarded an additional option to purchase 1,686,590 shares of the Company’s common stock under the 2007 Plan, in connection with his employment package. Both grants were approved by the Board of Directors. Pursuant to the terms of Dr. Weisman’s Confidential Separation and Release Agreement, the vesting of one-third of the shares subject to Dr. Weisman’s option awards (both the August 2012 and the January 2013 awards) were accelerated in connection with his resignation in December 2013, for a total of 570,530 potential shares.

Prior to his resignation, Dr. Sandage was awarded an option to purchase 300,000 shares of the Company’s common stock under the 2007 Plan in connection with the commencement of his employment with the Company. The number of shares was determined as part of the negotiation of his overall employment package and was approved by the Board of Directors. In approving the number of shares, the Board considered the number of shares requested by Dr. Sandage and the equity ownership of other members of the Company’s management team. In connection with Dr. Sandage’s resignation in April 2013, his option became fully vested and he retained the ability to exercise the fully vested option until April 22, 2015. During 2013, Dr. Sandage exercised his option in full.

Prior to his termination, Mr. Beerman was awarded an option to purchase 225,000 shares of the Company’s common stock under the 2007 Plan in connection with the commencement of his employment in September 2011. The number of shares was determined as part of the negotiation of his overall employment package and was approved by the Board of Directors. In approving the number of shares, the Board considered the number of shares requested by Mr. Beerman and the equity ownership of other members of the Company’s management team. Pursuant to the terms of Mr. Beerman’s Confidential Separation and Release

Agreement, the vesting of one-third of the shares subject to Mr. Beerman’s option award was accelerated in connection with his termination in November 2013, for a total of 75,000 potential shares.

Prior to his separation from the Company, Dr. Horgan was awarded an option to purchase 200,000 shares of the Company’s common stock under the 2013 Plan in connection with the commencement of his employment in November 2013. The number of shares was determined as part of the negotiation of his overall employment package and was approved by the Board of Directors. In approving the number of shares, the Board considered the number of shares requested by Dr. Horgan and the equity ownership of other members of the Company’s management team. Pursuant to the terms of Dr. Horgan’s Release Agreement, the vesting of one-third of the shares subject to Dr. Horgan’s option award was accelerated in connection with his separation from the Company in January 2014, for a total of 66,667 potential shares.

Prior to November 2011, there was no public trading market for the Company’s common stock. In the absence of a public trading market for the Company’s common stock at the time any of the grants described above were made, the Board of Directors determined the fair market value of the Company’s common stock in good faith based upon consideration of a number of relevant factors including the status of development efforts, financial status, and market conditions and valuations obtained from an independent valuation firm. All options granted after November 2011 were granted at the fair market value of the Company’s common stock as determined by the closing price of its shares on the Nasdaq Capital Market on the date of grant.

All option grants typically vest over three years, with one-third of the shares subject to the stock option vesting on each anniversary of the vesting commencement date. All options have a 10-year term.

Executive Employment Agreements

Set forth below are descriptions of the principal terms of the employment agreements or, where applicable, confidential separation and release agreements and release agreements with our named executive officers and the potential or, where applicable, actual payments due upon termination of employment or change in control of the Company.

Dr. Rosenwald

The Company has not entered into an employment agreement with Dr. Rosenwald. However, in December 2013, it did enter into a Restricted Stock Issuance Agreement with Dr. Rosenwald, which provides that on the later of (i) Dr. Rosenwald’s voluntarily termination of employment with the Company, and (ii) his voluntary resignation from the Board of Directors, the Company will have a 90-day period to repurchase any restricted shares of the Company’s common stock which have not vested pursuant to the terms of the Restricted Stock Issuance Agreement. In all other circumstances of termination of Dr. Rosenwald’s employment and upon a change in control of the Company, the restricted shares of the Company’s common stock which have not vested pursuant to the terms of the Restricted Stock Issuance Agreement will accelerate and vest 100% and be fully released from the repurchase option.

Dr. Lu

In February 2012, the Company entered into an employment agreement with Dr. Lu, its Executive Vice President and Chief Financial Officer, which provides that if the Company terminates Dr. Lu without cause or she resigns for good reason, she will be entitled to: (i) severance payments at a rate equal to her base salary then in effect for a period of six months following her termination date; and (ii) accelerated vesting of any option shares that would have vested on the next anniversary date of their respective grant date. In addition, if Dr. Lu is terminated without cause or resigns for good reason within six months following a change in control of the Company, she will be entitled to an additional six months of severance payments (for a total of 12 months) and 100% of the shares subject to options and other equity awards granted to her will fully vest as of the date of her execution of a release in connection with such termination.

“Cause” is defined as:

•	her willful failure, disregard, or refusal to perform her material duties or obligations under the employment agreement which, to the extent it is curable by her, is not cured within thirty (30) days after the Company gives her written notice;
•	a willful, intentional or grossly negligent act of Dr. Lu having the effect of materially injuring (whether financially or otherwise) the business or reputation of the Company or any of its affiliates;
•	willful misconduct by Dr. Lu with respect to any of her material duties or obligations under the employment agreement, including, without limitation, willful insubordination with respect to lawful directions received from the Board of Directors which, to the extent it is curable by Dr. Lu, is not cured within thirty (30) days after the Company gives her written notice;
•	her indictment of any felony involving moral turpitude (including entry of a nolo contendere plea);
•	the determination, after a reasonable and good-faith investigation by the Company, that Dr. Lu engaged in some form of harassment or discrimination prohibited by law (including, without limitation, age, sex or race harassment or discrimination), unless the actions were specifically directed by the Board of Directors;
•	material misappropriation or embezzlement of the property of the Company or its affiliates (whether or not a misdemeanor or felony); or
•	her material breach of any of the provisions of the employment agreement, of any Company policy, and/or of her proprietary information and inventions agreement.

“Good reason” is defined as:

•	a material reduction of Dr. Lu’s base salary unless such reduction occurs in connection with a Company-wide decrease in executive compensation;
•	a material breach of the employment agreement by the Company; or
•	a material adverse change in Dr. Lu’s duties, authority, or responsibilities relative to her duties, authority, or responsibilities in effect immediately prior to such reduction.

Dr. Avgerinos

In June 2013, the Company entered into an employment agreement with Dr. Avgerinos, its Senior Vice President, Biologics Operations, which provides that if the Company terminates Dr. Avgerinos without cause or he resigns for good reason, he will be entitled to: (i) severance payments at a rate equal to his base salary then in effect for a period of 12 months following his termination date; (ii) a pro-rata share of the annual milestone bonus for the year in which the termination occurred, to be paid when and if such bonus would have been paid under the employment agreement, and (iii) accelerated vesting of any option shares that would have vested on the next anniversary date of their respective grant date. In addition, if Dr. Avgerinos is terminated without cause or resigns for good reason within six months following a change in control of the Company, 100% of the shares subject to options and other equity awards granted to him will fully vest as of the date of his execution of a release in connection with such termination.

“Cause” is defined as:

•	his conviction of fraud, embezzlement or misappropriation with respect to the Company;
•	the material breach of a material term of this employment agreement;
•	the material breach by Dr. Avgerinos of the Proprietary Information and Inventions Agreement between Dr. Avgerinos and the Company;
•	the breach of his fiduciary duties to the Company;
•	the willful failure or refusal to perform his material duties under the employment agreement or failure to follow any specific lawful instructions of the Company’s Chief Executive Officer;

•	his conviction or plea of nolo contendere in respect of a felony or of a misdemeanor involving moral turpitude; or
•	the willful or negligent misconduct of Dr. Avgerinos that has a material adverse effect on the property, business, or reputation of the Company.

“Good reason” is defined as:

•	a material reduction of Dr. Avgerinos’s base salary unless such reduction occurs in connection with a Company-wide decrease in executive compensation;
•	a material breach of the employment agreement by the Company; or
•	a material diminution of his authority, duties, or responsibilities.

Dr. Weisman

Dr. Weisman resigned from the Company effective December 19, 2013. Pursuant to the terms of Dr. Weisman’s Confidential Severance and Release Agreement, he received severance consisting of his base salary of $600,000 for 12 months. He also received a bonus payment of $300,000, paid in a single, lump-sum payment. Pursuant to the Agreement, the Company will reimburse Dr. Weisman for the cost of his health continuation coverage premium under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and/or applicable state continuation coverage law on a monthly basis at the same rate the Company paid for his health insurance premium during December 2013 for the lesser of (i) the 12-month period following December 2013, or (ii) the maximum period permitted by applicable law. The Company also will pay Dr. Weisman $3,450 per month until December 2014 to maintain his New York apartment. Additionally, one-third of the shares subject to Dr. Weisman’s unvested options were accelerated and became exercisable for a total of 570,538 additional shares on the effective date of the Agreement. Pursuant to the Agreement, Dr. Weisman may exercise all his vested equity awards until December 19, 2015. All of the amounts paid or accrued to Dr. Weisman in 2013 in connection with his resignation are disclosed in the Summary Compensation Table below.

Dr. Sandage

Dr. Sandage resigned from the Company on April 22, 2013. Pursuant to the terms of the Second Amendment to his Employment Agreement, dated December 28, 2012, all of Dr. Sandage’s unvested options became fully vested and the Company became obliged to pay Dr. Sandage a severance allowance equal to his then current salary of $406,850 for 12 months. Dr. Sandage retains the ability to exercise his fully vested options until April 22, 2015 and the Company must pay his COBRA premiums until April 22, 2014. All of the amounts paid to Dr. Sandage in 2013 in connection with his resignation are disclosed in the Summary Compensation Table.

Mr. Beerman

Mr. Beerman was terminated on November 5, 2013. Pursuant to the terms of Mr. Beerman’s Confidential Separation and Release Agreement, he received severance consisting of his then current salary of $337,840 for six months or $168,920. The vesting of one-third of the shares subject to Mr. Beerman’s option award also was accelerated in connection with his termination in November 2013, for a total of 75,000 additional exercisable shares. Mr. Beerman also received six months health care continuation coverage reimbursement. All of the amounts paid to Mr. Beerman in 2013 in connection with his resignation are disclosed in the Summary Compensation Table below.

Dr. Horgan

In November 2013, the Company entered into an employment agreement with Dr. Horgan, its then Chief Medical Officer, which provides that if the Company terminates Dr. Horgan without cause or he resigns for good reason, he will be entitled to: (i) severance payments at a rate equal to his base salary then in effect for a period of 12 months following his termination date; (ii) a pro-rata share of the annual milestone bonus for the year in which the termination occurred, to be paid when and if such bonus would have been paid under the employment agreement, and (iii) accelerated vesting of any option shares that would have vested on the next anniversary date of their respective grant date. In addition, if Dr. Horgan is terminated without cause or he resigns for good reason within six months following a change in control, 100% of the shares subject to options and other equity awards granted to him will fully vest as of the date of his execution of a release in connection with such termination. “Cause” and “good reason” are defined in Dr. Horgan’s Employment Agreement as they are in Dr. Avgerinos’s Employment Agreement, described above.

Dr. Horgan was separated from the Company in January 2014. Pursuant to the terms of Dr. Horgan’s Release Agreement, he received severance consisting of his then current salary for 12 months or $340,000. The vesting of one-third of the shares subject to Dr. Horgan’s option award also was accelerated in connection with his separation from the Company, for a total of 66,667 additional exercisable shares.

Summary of Potential Payments Upon Termination of Employment or Change in Control

The following table sets forth potential payments payable to the Company’s named executive officers who were serving as such on December 31, 2013 upon: (i) termination of employment without cause, or resignation for good reason; and (ii) termination of employment without cause, or resignation for good reason, following a change in control. The table reflects amounts payable to such named executive officers assuming their employment was terminated on December 31, 2013 and, if applicable, a change in control also occurred on such date.

	Upon Termination without Cause or Resignation for Good Reason — No Change of Control			Upon Termination without Cause or Resignation for Good Reason — Change of Control
Name	Cash Severance	Value of Accelerated Vesting(1)	Total	Cash Severance	Value of Accelerated Vesting(1)	Total
Lindsay A. Rosenwald, M.D.	—	—	—	—	5,205,680	5,205,680
Lucy Lu, M.D.	153,290	197,250	350,540	306,580	197,250	503,830
George Avgerinos, Ph.D.	330,000	175,333	505,333	330,000	526,000	856,000
Kevin Horgan, M.D.	340,000	175,333	515,333	340,000	526,000	866,000

(1)	The value of accelerated vesting is equal to $2.63 per share, the closing price per share of the Company’s common stock as quoted on the Nasdaq Capital Market on December 31, 2013 for the purposes hereof, multiplied by the number of shares subject to accelerated vesting, less the stock option exercise price.

Perquisites

From time to time, the Company has provided certain of the named executive officers with perquisites that the Board of Directors believes are reasonable. The Company does not view perquisites as a significant element of its comprehensive compensation structure, but does believe they can be useful in attracting, motivating, and retaining the executive talent for which the Company competes. The Company believes that these additional benefits may assist executive officers in performing their duties and provide time efficiencies for executive officers in appropriate circumstances, and the Company may consider providing additional perquisites in the future. All future practices regarding perquisites will be approved and subject to periodic review by the Compensation Committee.

Employee Stock Purchase Plan

On December 19, 2011, the Board of Directors approved the 2012 Coronado Employee Stock Purchase Plan, or the ESPP, providing for the issuance of up to 200,000 shares of common stock to eligible employees, including the Company’s executive officers. Eligible employees can purchase the Company’s common stock at the end of a predetermined offering period at a price equal to 85% of the lesser of the fair market value at the beginning or end of the offering period. Offerings are six months in duration and commence on December 1 and June 1 of each year. During the period from December 1, 2012 through November 30, 2013, 49,214 shares were issued. Employee contributions will be made through payroll deductions throughout the offering period and, subject to certain limitations, will be used to purchase shares at the end of each offering period. As of December 31, 2013, 150,786 shares were available for issuance under the ESPP. The ESPP is compensatory and will result in stock-based compensation expense.

Other Compensation

Consistent with the Company’s compensation philosophy, it intends to continue to maintain the current benefits for executive officers, which are also available to other employees; however, the Compensation Committee, in its discretion, may in the future revise, amend or add to the benefits of any executive officer if it deems advisable.

Deductibility of Compensation under Section 162(m)

Section 162(m) of the Code generally limits the Company’s deduction for federal income tax purposes to $1 million of compensation paid to certain executive officers in a calendar year. However, compensation above $1 million that is considered “performance-based compensation” may be deducted. However, it is expected that the Compensation Committee will evaluate the effects of the deduction limits of Section 162(m) on any compensation it proposes to grant in the future and that future compensation will be provided in a manner consistent with the Company’s best interests and those of its stockholders.

Risk Analysis of the Company’s Compensation Program

The Board of Directors has reviewed the Company’s compensation policies as generally applicable to its employees and believes that the policies do not encourage excessive and unnecessary risk taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. The design of the Company’s compensation policies and programs encourage the employees to remain focused on both short- and long-term goals. For example, while the Company’s cash bonus plans measure performance on an annual basis, the equity awards typically vest over a number of years, which the Company believes encourage employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation paid by the Company to its named executive officers for services rendered to it in all capacities during the years ended December 31, 2011, 2012 and 2013.

	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	All Other Compensation(4)	Total
Lindsay A. Rosenwald, M.D. Chairman, President and Chief Executive Officer	2013	$980	$—	$3,820,138	$76,800	$—	$3,897,918
	2012	—	—	—	102,750	40,000	142,750
	2011	—	—	—	—	45,000	45,000
Harlan F. Weisman, M.D. Former Chairman and Chief Executive Officer	2013	604,793	—	—	6,476,506	1,095,252	8,176,551
	2012	4,615	—	—	120,250	13,125	137,990
	2011	—	—	—	—	—	—
Bobby W. Sandage, Jr. Ph.D Former President	2013	131,209	262,500	—	—	430,395	824,104
	2012	395,000	200,000	—	—	3,926	598,926
	2011	284,135	140,000	—	257,280	133,929	815,344
Lucy Lu, M.D. Executive Vice President and Chief Financial Officer	2013	307,841	232,988	—	—	854	541,683
	2012	256,923	92,492	—	1,523,250	683	1,873,348
	2011	—	—	—	—	—	—
George Avgerinos, Ph.D. Senior Vice President, Biologics Operation	2013	192,500	57,750	—	1,330,000	40,455	1,620,705
	2012	—	—	—	—	—	—
	2011	—	—	—	—	—	—
Noah D. Beerman Former Executive Vice President and Chief Operating Officer	2013	295,693	140,625	—	—	181,825	618,143
	2012	328,000	132,840	—	—	3,820	464,660
	2011	87,500	36,000	—	484,425	—	607,925
Kevin Horgan, M.D. Former Chief Medical Officer	2013	54,406	—	—	288,000	—	342,406
	2012	—	—	—	—	—	—
	2011	—	—	—	—	—	—

(1)	Bonus amounts in 2011 represent amounts awarded for 2011 and paid in 2012. Bonus amounts in 2012 represent amounts awarded for 2012 and paid in 2013. Bonus amounts in 2013 represent amounts awarded for 2013 to be paid in 2014. Dr. Lu, Dr. Sandage and Mr. Beerman all received additional bonus payments earned and paid in 2013 as a result of the achievement of certain market capitalization milestones.
(2)	Represents the aggregate grant date fair value computed in accordance with FASB Accounting Standards Codification Topic 718, Stock Compensation, as modified or supplemented. Stock awards for Dr. Rosenwald consist of the issuance of 1,979,346 shares of common stock pursuant to the terms of the Restricted Stock Issuance Agreement entered into in connection with his appointment as Chairman, President and Chief Executive Officer.
(3)	Represents the aggregate grant date fair value computed in accordance with FASB Accounting Standards Codification Topic 718, Stock Compensation, as modified or supplemented. Option awards for Dr. Rosenwald consist of the issuance in both 2013 and 2012 of an option for 15,000 shares in connection with his service as director of the Company’s Board of Directors. Option awards for Dr. Weisman consist of the issuance in 2013 of an option to purchase 1,686,590 shares of the Company’s common stock granted in connection with his employment agreement and in 2012 of an option to purchase 25,000 shares upon his appointment to the Board of Directors. Option awards for Dr. Sandage consist of the issuance in 2011 of an option to purchase 300,000 shares of the Company’s common stock granted in connection with his employment. Option awards for Dr. Lu consist of the issuance in 2012 of an option to purchase 225,000 shares of the Company’s common stock granted in connection with her employment. Option awards for Mr. Beerman consist of the issuance in 2011 of an option to purchase 250,000 shares of the Company’s common stock granted in connection with his employment. Option awards for Dr. Avgerinos in 2013 consist of an option to purchase 200,000 shares of the Company’s common stock granted in connection with his employment. Option awards for Dr. Horgan consist of the issuance in 2013 of an option to purchase 200,000 shares of the Company’s common stock in connection with his employment. Shares subject to each of the options granted to the Company’s named executive officers vest on each anniversary of the grant date such that all of the shares subject to the options will be vested three years after such date, subject to continued employment with the Company.
(4)	All other compensation for Dr. Rosenwald reflects fees earned and paid as a non-employee director in 2012 and 2011; for Dr. Weisman such compensation includes: for 2013, $941,400 severance payment accrued in 2013 and to be paid in 2014, $24,000 for reimbursement of his health continuation coverage premium under COBRA, and $129,852 for costs associated with Dr. Weisman’s living arrangements paid in 2013 while Dr. Weisman was employed with the Company, including costs for his accommodations in New York, New York; for 2012, $13,125 in fees earned and paid as a non-employee director; for Dr. Sandage includes: for 2013, $406,850 severance payment, $23,290 for reimbursement of his health continuation coverage premium under COBRA, and $255 for long-term disability premiums; for 2012, $3,926 for reimbursement of life insurance premiums; for 2011, $130,321 related to reimbursement of moving expenses Dr. Sandage owed his prior employer pursuant to his termination of employment and $3,608 for reimbursement of life insurance premiums; for Lu: for 2013, $854 for long-term disability premiums; for 2012, $683 for long-term disability premiums; for Dr. Avgerinos, for 2013: $40,455 in accordance with terms of his employment agreement reimbursing him for repayment of his retention bonus to his former employer due to early separation; for Mr. Beerman: for 2013, $178,600 severance payment, $2,542 for reimbursement of life insurance policy and $683 for long-term disability premiums; for 2012, $3,000 for reimbursement of life insurance premiums and $820 for long-term disability premiums.

GRANTS OF PLAN-BASED AWARDS

In 2013, the Company granted restricted stock and stock options to its named executive officers. The stock options are incentive stock options to the extent permissible under the Code. The exercise price per share of each stock option granted to the named executive officers is equal to the closing price of the Company’s stock on the Nasdaq Capital Market on the date of the grant. The following table sets forth certain information regarding grants of plan-based awards the Company made to its named executive officers for 2013. The restricted stock grant made to Dr. Rosenwald was made pursuant to both the 2007 Plan and 2013 Plan. The stock options granted to Drs. Weisman and Avgerinos were granted pursuant to the 2007 Plan; the stock options granted to Dr. Horgan were granted pursuant to the 2013 Plan.

Name	Grant Date	All other stock awards: number of shares of stock (#)		All other option awards: number of securities underlying options (#)		Exercise or base price of option awards(1)	Grant date fair value of stock and option award(2)
Lindsay A. Rosenwald, M.D.	12/19/2013	1,979,246	(3)	—		$—	$3,820,138
	02/07/2013			15,000	(4)	7.42	76,800
Harlan F. Weisman, M.D.	01/07/2013	—		1,686,590	(5)	5.57	6,476,506
Bobby W. Sandage, Ph.D.	—	—		—		—	—
Lucy Lu, M.D.	—	—		—		—	—
George Avgerinos, Ph.D.	06/04/2013	—		200,000	(6)	9.21	1,330,000
Noah D. Beerman	—	—		—		—	—
Kevin Horgan, M.D.	11/05/2013	—		200,000	(7)	1.71	288,000

(1)	Represents the closing price of the Company’s common stock on the Nasdaq Capital Market on the date of grant.
(2)	The grant date fair value of the equity awards is calculated in accordance with FASB ASC Topic 718. See Note 13 to the Financial Statements included in the Company’s Form 10-K filed with the SEC on March 14, 2014. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The named executive officers will only realize compensation to the extent the trading price of the Company’s common stock is greater than the exercise price of such stock options.

(3)	Consists of a grant of shares of restricted common stock of the Company made in connection with the commencement of Dr. Rosenwald’s employment as Chairman, President and Chief Executive Officer in December 2013. One third of the shares granted to Dr. Rosenwald will vest when the Company achieves market capitalization of two, three, and four times the market capitalization at the time of the grant of restricted shares, but in no event earlier than three, four, and five years following the date of grant, respectively.
(4)	Consists of an option to purchase Company common stock granted to Dr. Rosenwald in connection with his service on the Board of Directors. The unvested shares underlying this option award will vest in three equal annual installments, beginning on February 7, 2014.
(5)	Consists of an option to purchase Company common stock granted to Dr. Weisman in connection with his employment. Dr. Weisman resigned from the Company effective December 19, 2013. Pursuant to Dr. Weisman’s Confidential Separation and Release Agreement, the vesting of one third of this option accelerated. The exercise period for Dr. Weisman’s vested options was extended to December 19, 2015, after which time the option shall terminate.
(6)	Consists of an option to purchase the Company’s common stock granted to Dr. Avgerinos in connection with his employment. The unvested underlying this award will vest in three equal annual installments beginning on June 4, 2014.
(7)	Consists of an option to purchase Company’s common stock granted to Dr. Horgan in connection with his employment. Dr. Horgan separated from the Company on January 28, 2014. Pursuant to Dr. Horgan’s Release Agreement, the vesting of one third of this option accelerated. Dr. Horgan’s vested options remain exercisable for 90 days after his separation, after which time the option shall terminate.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

The following table sets forth certain information regarding all outstanding equity awards held by the Company’s named executive officers as of December 31, 2013.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares(1)
Lindsay A. Rosenwald, M.D.	25,000		—		1.37	10/05/2020	1,979,346	(4)	5,205,680
	5,000		10,000	(2)	6.25	02/10/2022
	—		15,000	(3)	7.42	02/07/2023
Harlan F. Weisman, M.D.	16,667	(5)	—		5.72	08/16/2022	—		—
	562,197	(6)	—		5.57	01/07/2023
Bobby W. Sandage, Jr. Ph.D.	—		—		—	—	—		—
Lucy Lu, M.D.	75,000		150,000	(7)	6.85	02/22/2022	—		—
George Avgerinos, Ph.D.	—		200,000	(8)	9.21	06/04/2023	—		—
Noah D. Beerman	225,000	(9)	—		2.95	09/26/2021	—		—
Kevin Horgan, M.D.	—		200,000	(10)	1.77	11/05/2023	—		—

(1)	Based on $2.63 per share was the closing price of our common stock on the Nasdaq Capital Market on December 31, 2013, the last trading day of that fiscal year.
(2)	The unvested shares underlying this option award will vest in two equal annual installments beginning on February 10, 2014.
(3)	The unvested shares underlying this option award will vest in three equal annual installments beginning on February 7, 2014.
(4)	Pursuant to the terms of Dr. Rosenwald’s Restricted Stock Issuance Agreement, one-third of the restricted stock issued to Dr. Rosenwald vests when the Company achieves market capitalization of two, three, and four times the current market capitalization on the date of grant of the shares, but in no event earlier than three, four, and five years following the date of grant, respectively.

(5)	Upon Dr. Weisman’s resignation from the Company, 8,333 shares underlying this option award granted on August 16, 2012 for 25,000 shares had vested, 8,334 shares were accelerated, and the balance were forfeited to the Company.
(6)	Upon Dr. Weisman’s resignation from the Company, no shares underlying this option award granted on January 7, 2013 for 1,686,590 had vested, 562,197 were accelerated, and the balance were forfeited to the Company.
(7)	The unvested shares underlying this option award will vest in two equal annual installments beginning on February 22, 2015.
(8)	The unvested shares underlying this option award will vest in three equal annual installments beginning on June 4, 2014.
(9)	Upon Mr. Beerman’s termination of employment, one-third of this option award was accelerated.
(10)	The unvested shares underlying this option award were to vest in three equal annual installments beginning June 4, 2014. However, upon Dr. Horgan’s separation from the Company on January 28, 2014, 66,667 shares of this option award were accelerated, and the balance was forfeited to the Company.

OPTION EXERCISES AND STOCK VESTED

The table below sets forth information concerning the exercise of stock options during 2013 for each named executive officer.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Lindsay A. Rosenwald, M.D.	—	—
Harlan F. Weisman, M.D.	—	—
Bobby W. Sandage, Jr. Ph.D.	300,000	1,766,000
Lucy Lu, M.D.	—	—
George Avgerinos, M.D.	—	—
Noah D. Beerman	—	—
Kevin Horgan, M.D.	—	—

(1)	The amounts reported represent market value on the date of exercise less the exercise price.

Pension Benefits

None of the Company’s named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by the Company.

Non-Qualified Deferred Compensation

None of the Company’s named executive officers participate in or have account balances in qualified or non-qualified defined contribution plans or other nonqualified compensation plans sponsored by the Company.

DIRECTOR COMPENSATION

The following table and related footnotes show the compensation paid to or accrued for the benefit of the Company’s non-employee directors in the fiscal year ended December 31, 2013.

Name	Fees Earned or paid in Cash(1)	Stock Awards(2)	Option Awards(3)	All Other Compensation	Total
David J. Barrett	$9,375	$—	$53,100	$—	$62,475
Jimmie Harvey, Jr., M.D.	8,750	—	53,100	—	61,850
Malcolm Hoenlein	—	—	—	—	—
J. Jay Lobell	11,875	—	53,100	—	64,975
Eric K. Rowinsky, M.D.	7,500	—	53,100	250,000	310,600
Michael S. Weiss	—	3,820,138	53,100	—	3,873,238

(1)	Represents director and committee fees paid for or accrued in 2013.
(2)	On December 19, 2013, the Company granted Mr. Weiss 1,979,346 shares of restricted stock of our Company for services to be rendered. The issuance, which was made pursuant to a Restricted Stock Issuance Agreement and under Section 4(2) of the Securities Act of 1933, as amended, provide that one third of the shares will vest when the Company achieves market capitalization of two, three, and four times the current market capitalization at the time of the grant, but in no event earlier than three, four, and five years following the date of grant, respectively. The aggregate grant date fair value of the award is $3,820,138, computed in accordance with FASB ASC 718.
(3)	Amounts listed represent the aggregate fair value amount computed as of the grant date of each option and award during 2013 in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 13 to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2014. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The Company’s directors will only realize compensation to the extent the trading price of the Company’s common stock is greater than the exercise price of such stock options. One-third of the total of number of shares subject to all options vest on each annual anniversary of the applicable grant date for so long as each of the board members continue to serve on the Board of Directors.

In October 2010, the Board of Directors adopted a compensation program for its non-employee directors, or the Non-Employee Director Compensation Policy. Pursuant to the Non-Employee Director Compensation Policy, each member of the Board who is not a Company employee and who is not otherwise receiving compensation from the Company pursuant to another arrangement, will receive an annual cash retainer of $30,000, payable quarterly, and will receive an initial option grant to purchase up to 30,000 shares of the Company’s common stock. Such stock options vest in three annual installments. In July 2011, the Non-Employee Director Compensation Policy was modified to include additional fees for committee participation whereby committee members and committee chairs will receive additional annual cash retainers of $5,000 and $10,000, respectively, payable quarterly. The Non-Employee Director Compensation Policy was further amended in February 2012 by providing for annual option grants. In February 2014, in recognition of the extra time and work which will be required of the members of the Strategic Transaction Committee, each Committee member was granted 50,000 shares of the Company’s restricted common stock pursuant to the terms of the Non-Employee Director Compensation Policy.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Board of Directors who served on the Compensation Committee during 2013 were Chairman Mr. Lobell, Messrs. Barrett and Rogers, and Drs. Harvey and Rosenwald. Dr. Rosenwald and Mr. Rogers resigned from the Compensation Committee in December 2013. Dr. Rosenwald served on the Compensation Committee until his appointment to the office of President and Chief Executive Officer in December 2013, and upon his appointment to such offices, Dr. Rosenwald resigned from the Compensation Committee. None of Messrs. Lobell, Barrett, or Rogers, or Dr. Harvey serves or in the past has served as one of the Company’s officers or has been employed by the Company and none of the Company’s executive officers has served on the compensation committee or board of directors of any company that employed any member of our Compensation Committee or Board.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2013, the Company has not been a party to any transaction in which the amount involved exceeded or will exceed $120,000, and in which any of its directors, named executive officers or beneficial owners of more than 5% of the Company’s capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination, and change-in-control arrangements, all of which are described under — Compensation Discussion and Analysis above.

The written charter of the Audit Committee authorizes and the Nasdaq Stock Market listing rules require the Audit Committee to review and approve related-party transactions. In reviewing related-party transactions, the Audit Committee applies the basic standard that transactions with affiliates should be made on terms no less favorable to the Company than could have been obtained from unaffiliated parties. Therefore, the Audit Committee reviews the benefits of the transactions, terms of the transactions and the terms available from unrelated third parties, as applicable. All transactions other than compensatory arrangements between the Company and its officers, directors, principal stockholders, and their affiliates will be approved by the Audit Committee or a majority of the disinterested directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at meetings of stockholders only if they comply with the proxy rules established by the SEC, applicable Delaware law and the Bylaws. The Company has not received any stockholder proposals for consideration at its 2014 Annual Meeting of Stockholders.

Under SEC Rule 14a-8, in order for a stockholder proposal to be included in the Company’s proxy solicitation materials for its 2015 Annual Meeting of Stockholders, it must be delivered to the Company’s corporate secretary at 24 New England Executive Park, Suite 105, Burlington, Massachusetts 01803 by January 1, 2015; provided, however, that if the date of the 2015 Annual Meeting of Stockholders is more than 30 days before or after April 30, 2015, notice by the stockholder must be delivered not later than the close of business on the later of (1) the 90th day prior to the 2015 Annual Meeting of Stockholders or (2) the 10th day following the first public announcement of the date of the 2015 Annual Meeting of Stockholders.

Under the Bylaws, stockholders wishing to nominate a director must deliver written notice of the nomination to the Company’s corporate secretary not more than 75 days and not less than 45 days prior to the first anniversary of the date on which the Company mailed its proxy materials for the preceding year’s annual meeting of stockholders, provided that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. In addition, if the stockholder has timely provided the Company with a solicitation notice (an affirmative statement of the stockholder’s intent to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required to elect a director nominee), such stockholder must have delivered a proxy statement and form of proxy to such holders and have included the solicitation notice in such materials. Stockholder notices must set forth specific information as more fully described in the Bylaws and — Corporate Governance Matters — Selection of Nominees for the Board of Directors above.

Management’s proxy holders for the next annual meeting of stockholders will have discretion to vote proxies given to them on any stockholder proposal of which the Company does not have notice prior to March 17, 2015.

HOUSEHOLDING MATTERS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Annual Report, this Proxy Statement and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Proxy Statement either now or in the future, please contact the Company’s corporate secretary either by calling 781-652-4525 or by writing Attn: Corporate Secretary, 24 New England Executive Park, Suite 105, Burlington, Massachusetts 01803. Upon written or oral request to the corporate secretary, the Company will provide a separate copy of the Annual Report and this Proxy Statement and Notice. In addition, stockholders sharing an address can request delivery of a single copy of proxy statements if they are receiving multiple copies upon written request to the Company’s corporate secretary at the address and telephone number stated above.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 as filed with the SEC is accessible free of charge on our website at www.coronadobiosciences.com, under the Investors — SEC Filings — Annual Meeting Materials section of our website. It contains audited financial statements covering fiscal years ended December 31, 2013, 2012 and 2011. You can request a copy of the Company’s Annual Report on Form 10-K free of charge by calling 781-652-4525 or sending an e-mail to ir@coronadobio.com. Please include your contact information with the request.

OTHER MATTERS

The Company does not know of any other matters to be submitted at the meeting. If any other matters properly come before the 2014 Annual Meeting of Stockholders, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors recommends.

THE BOARD OF DIRECTORS

Dated: April 30, 2014

DIRECTIONS TO THE ANNUAL MEETING
OF CORONADO BIOSCIENCES, INC.

To be Held at the Offices of Alston & Bird LLP
90 Park Avenue, 15th Floor, New York, New York 10016

The 2014 Annual Meeting of Stockholders is to be held at the offices of Alston & Bird LLP on Park Avenue in midtown Manhattan, between 39th and 40th streets, two blocks south of Grand Central Terminal.

From the Airport

•	Several major airports serve the greater New York City metropolitan area. These include LaGuardia Airport, JFK International Airport, and Newark International Airport, among others. From each airport, we suggest you take a taxi directly to the Annual Meeting of Stockholders. There are also bus services that will deposit you in midtown. If arriving by car, there are several parking garages within walking distance of the Annual Meeting of Stockholders.

By Subway

•	The nearest subway stop is at Grand Central Terminal, which is also the New York terminus for MetroNorth trains arriving from upstate New York and Connecticut. Take the 4, 5, 6, or 7 train to Grand Central and exit the terminal on the 42nd Street side. Cross 42nd Street and walk south on Park Avenue to number 90, on your right.
•	Alternatively, take the 1, 2, 3, 9, N, or R trains to 42nd Street/Times Square and then take the Shuttle to Grand Central.
•	If arriving via the B, D, F, or Q train, exit at 6th Avenue and 42nd Street/Bryant Park and walk east on 40th Street until you get to Park Avenue. Walk south on Park Avenue to number 90, on your right.

By Train

•	From Penn Station, take the 1, 2, 3, or 9 subway to 42nd Street/Times Square and the Shuttle to Grand Central. Exit the terminal on the 42nd Street side. Cross 42nd Street and walk south on Park Avenue to number 90, on your right.

CORONADO BIOSCIENCES, INC.
ATTN: ROBYN HUNTER
24 NEW ENGLAND EXECUTIVE PARK, SUITE 105
BURLINGTON, MA 01803

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M74688-P51739 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CORONADO BIOSCIENCES, INC.

The Board of Directors recommends you vote FOR the following nominees and Proposals 2 and 3:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Lindsay A. Rosenwald, M.D.	☐	☐	☐
1b. Eric K. Rowinsky, M.D.	☐	☐	☐
1c. David J. Barrett	☐	☐	☐
1d. Jimmie Harvey, Jr., M.D.	☐	☐	☐
1e. J. Jay Lobell	☐	☐	☐
1f. Michael S. Weiss	☐	☐	☐
1g. Malcolm Hoenlein	☐	☐	☐

	For	Against	Abstain
2. Approval on an advisory basis of Coronado Biosciences, Inc.'s 2013 executive compensation.	☐	☐	☐
3. Ratification of the appointment of EisnerAmper LLP as Coronado Biosciences, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐

NOTE: In its discretion, the proxy is authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date